Exhibit 99.1

NEWS RELEASE For Immediate Release 10/14/11 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax : (715) 424-3414 Email : pr@renlearn.com

2911 Peach Street • Wisconsin Rapids, WI 54495-8036

U.S. District Court Rules in Renaissance Learning’s Favor; Denies Data Key
Partners’ Motion for Injunctive Relief

WISCONSIN RAPIDS, WI — October 14, 2011 — Renaissance Learning, Inc. (Nasdaq: RLRN), a leading provider of technology-based school improvement and student assessment programs for K-12 schools, announced today that the U.S. District Court in the Western District of Wisconsin has denied Data Key Partners’ motion for injunctive relief.  Data Key Partners requested the injunctive relief to enjoin Renaissance Learning’s special meeting of shareholders being held for the purpose of voting on the merger agreement entered into by Renaissance Learning and affiliates of the Permira Funds, among other things.  As a result of the court’s ruling, Renaissance Learning’s special meeting of shareholders will proceed as scheduled on Monday, October 17, 2011.

Renaissance Learning previously announced that it entered into a merger agreement dated August 15, 2011, as amended, pursuant to which an affiliate of the Permira Funds will acquire all of the outstanding shares of Renaissance Learning held by Terrance and Judith Paul and affiliates and members of their family for $15.00 per share in cash, and will acquire all other outstanding shares of Renaissance Learning for $16.60 per share in cash, for an aggregate purchase price of approximately $455.0 million.

About Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of technology-based school improvement and student assessment programs for K12 schools.  Adopted by approximately 70,000 schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products and school improvement programs help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products and programs accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada and the United Kingdom.

Forward-Looking Statements

This news release contains forward-looking statements that involve risk and uncertainties.  Such statements constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  For example, Renaissance Learning may not be able to complete the proposed merger with affiliates of the Permira Funds on the terms described in the amended merger agreement, as amended, or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in Renaissance Learning’s filings with the Securities and Exchange Commission, including Renaissance Learning’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  Renaissance Learning expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction with affiliates of the Permira Funds, Renaissance Learning filed a definitive proxy statement on Schedule 14A with the SEC on September 12, 2011 and supplements to the proxy statement on October 3, 2011 and October 13, 2011, respectively.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SUPPLEMENTS TO THE PROXY STATEMENT BECAUSE THE PROXY STATEMENT AND THE SUPPLEMENTS TO THE PROXY STATEMENT CONTAIN IMPORTANT INFORMATION ABOUT THE PERMIRA FUNDS MERGER AGREEMENT, AS AMENDED.  Shareholders may obtain a free copy of the proxy statement, the supplements to the proxy statement and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from Renaissance Learning by accessing Renaissance Learning’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

Renaissance Learning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Renaissance Learning in favor of the proposed merger with affiliates of the Permira Funds.  Information about the directors and executive officers of Renaissance Learning is set forth in the proxy statement for Renaissance Learning’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the definitive proxy statement on Schedule 14A Renaissance Learning filed with the SEC on September 12, 2011, and the supplements to the proxy statement filed on October 3, 2011 and October 13, 2011, respectively, relating to the proposed merger with affiliates of the Permira Funds.

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